Exhibit 10.33

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE

SET JET, INC. 2022 STOCK INCENTIVE PLAN

Name of Optionee:		__________ (the “Optionee”)

No. of Shares Subject to Option:		__________ Shares of Common Stock (the “Shares”)

Grant Date:		__________, 2022 (the “Grant Date”)

Vesting Commencement Date:		__________, 2022

Exercise Price:	$	__________ (the “Exercise Price”)

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is entered into by and between Set Jet, Inc., a Nevada corporation (the “Company”), and the Optionee named above, as of the Grant Date noted above, pursuant to the Set Jet, Inc. 2022 Stock Incentive Plan (the “Plan”).

WHEREAS, the Company recognizes that the Optionee’s services are uniquely valuable to the Company and wishes to grant Incentive Stock Options to the Optionee at the Exercise Price, which represents the Fair Market Value per share on the Grant Date.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

AGREEMENT

1. DEFINITIONS. To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

2. GRANT OF OPTION. Subject to the terms of this Agreement and Article 6 of the Plan, the Company grants to the Optionee the right and option to purchase from the Company all or any part of the Shares (the “Option”).

3. EXERCISE PRICE. The Exercise Price under this Agreement is Exercise Price set forth above, which is equal to or greater than the Fair Market Value of one share of Stock on the Grant Date.

4. VESTING OF OPTION. Subject to the other provisions of this Agreement and the Plan, if the Optionee remains an employee of the Company, the Option will vest and become exercisable in accordance with the provisions of Exhibit A attached hereto.

5. EXERCISE OF OPTION. The Option may be exercised, to the extent vested pursuant to Section 4 above, in whole or in part at any time before the Option expires by delivery of a written notice (or electronic notice) of exercise (under Section 6 below) and payment of the Exercise Price. The Exercise Price may be paid in cash or such other method permitted by the Committee and communicated to the Optionee before the date the Optionee exercises the Option. Any Shares acquired upon exercise of the Option shall be referred to herein as the “Acquired Shares.”

6. METHOD OF EXERCISE. Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Company of written notice (including electronic notice), which notice shall be effective on the date received by the Company. The notice shall state the Optionee’s election to exercise the Option and the number of underlying Shares in respect of which an election to exercise has been made. Such notice shall be signed (or electronically signed) by the Optionee, or if the Option is exercised by a person or persons other than the Optionee because of the Optionee’s death, such notice must be signed (or electronically signed) by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option.

7. TERM OF OPTION. The Option shall expire, unless sooner terminated, ten (10) years from the Grant Date, through and including the normal close of business of the Company on the tenth anniversary of the Grant Date (“Expiration Date”).

8. TERMINATION OF EMPLOYMENT. If the Optionee’s employment is terminated for any reason other than Cause, the Optionee may exercise the Option, to the extent the Option was exercisable by the Optionee immediately prior to the Optionee’s termination of employment, on or before the earlier of: (a) the Expiration Date; (b) the date that is three (3) months after the Optionee’s termination of employment; or (c) if the Optionee dies or becomes Disabled, the date that is twelve (12) months after the Optionee’s termination of employment. If the Optionee is terminated for Cause, such termination shall result in the immediate cancellation and lapse of the Option which means that the Option shall not be exercisable by the Optionee regardless of whether the Option is already vested.

9. RIGHT OF FIRST REFUSAL. In addition to the Company repurchase right described in the Plan, the Acquired Shares, if any, shall be subject to the Company’s “Right of First Refusal” as described in this Section 9.

(a) Notice of Proposed Transfer. If the Optionee intends to sell, assign, transfer or otherwise dispose of any Acquired Shares, the Optionee shall first notify the Company in writing of such intention (the “Transfer Notice”). The Transfer Notice shall contain the following information: (i) the full name and address of the intended purchaser or assignee, including, in the case of a purchaser or assignee that is a legal entity, the record and beneficial shareholders, members or other equity owners of such entity; (ii) the number of Shares to be sold, assigned, transferred or disposed of; (iii) the consideration to be given to the Optionee for such Shares and the timing and method of payment; (iv) the intended date of completion for such transaction; and (v) any other material term or condition of such transaction. The Optionee shall also provide written verification from the intended third-party assignee of such party’s binding agreement to acquire such Shares according to the terms described in the Transfer Notice.

(b) Company Right to Purchase Shares. Within 60 days after its receipt of the Transfer Notice, the Company may elect, by delivery of written notice to the Optionee, to purchase the Shares described in the Transfer Notice.

(c) Closing Procedure; Purchase of Shares. If the Company gives such notice to the Optionee within such 60 day period, a binding agreement of purchase and sale with respect to the Shares in question shall be deemed to have been made between the Company and the Optionee, and the Company and the Optionee shall complete the sale, assignment and transfer of such Shares to the Company for the same consideration and on the same terms described in the Transfer Notice, or, at the Company’s option, in the form of a three (3) year nonnegotiable promissory note bearing interest at the applicable federal rate compounded annually on each anniversary of the note. The note will be payable in quarterly installments of principal and interest accrued to date at the end of each quarter, with payments determined necessary to fully amortize the note with equal payments of principal and interest over the three (3) year term of the note. There will be no prepayment penalty on the note. If the Transfer Notice did not specify a fixed closing date, then the closing of such transaction shall occur within ten (10) days after the date of the Company’s delivery of its election notice to purchase the Shares to the Optionee. At the closing of such transaction, the Optionee shall deliver the certificates representing the Shares (if such certificates are then held by the Optionee) to the Company.

(d) Company Refusal to Purchase Shares. If the Company elects not to purchase the Shares, then the Optionee shall be free to sell such Shares to the originally intended third-party purchaser, provided that: (i) such sale is at a price and on terms no more favorable than those described in the Transfer Notice; and (ii) in no event shall the Optionee be permitted to sell any Shares to a person or entity engaged in a business that is competitive with the Company (as determined by the Board in its sole discretion). The third-party purchaser shall be bound by, and shall acquire such Shares subject to the provisions of this Agreement.

(e) Failure to Honor Right of First Refusal. If the Optionee sells, transfers, pledges, exchanges, hypothecates, grants any security interest in, or otherwise disposes of, any Shares, or enters into any agreement or makes any commitment to do so, or attempts to do so, without complying with the provisions of this Section 9 and any provisions of the Plan, such sale, transfer, pledge, exchange, hypothecation, or other disposition of any such Shares or any of the Optionee’s rights under this Agreement shall be null and void and the Company shall not recognize or give effect to such transaction on its books and records (including the books and records of the Company’s transfer agent) or recognize the person or persons to whom such disposition has been made as the legal or beneficial owner of such Shares and the Optionee shall be liable for, and shall indemnify and hold harmless the Company and its directors, officers and employees for, from and against, all losses, costs, liabilities and damages that the Company or any such director, officer or employee shall incur as a result of or in connection with such actual or attempted sale, assignment, transfer or disposition.

10. SECURITIES ACT.

(a) Registration. The Company has the right, but not the obligation, to cause the issuance and sale of the Shares, or the resale thereof, to be registered under the Securities Act.

(b) Condition on Delivery of Stock. The Company shall not be required to deliver any Shares upon exercise if, in the opinion of counsel for the Company, the issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations. The Company may require the Optionee, prior to or after the issuance of any Shares hereunder, to sign and deliver to the Company a written statement, in form and content acceptable to the Company in its sole discretion, that the Optionee: (i) shall not sell any of such Shares or any other Stock of the Company that the Optionee may then own or hereafter acquire except with the prior written approval of the Company, and (ii) shall comply with the Securities Act, the Exchange Act, and all other applicable federal and state securities laws or regulations.

(c) Legends. In addition to any other legend that may be required by the Company from time to time or pursuant to applicable law, certificates representing any Acquired Shares, if any, shall bear a legend restricting the transferability of such Shares in substantially the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase, right of first refusal, and restrictions against transfers) contained in an Incentive Stock Option Agreement between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination).

The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration.”

11. ACKNOWLEDGEMENTS AND REPRESENTATIONS OF OPTIONEE. In connection with the delivery of any Acquired Shares, the Optionee hereby warrants and acknowledges the following:

(a) Further Limitations on Disposition. The Optionee understands and acknowledges that the Option and the Shares are not registered under the Securities Act or any applicable state securities laws and may not be sold, assigned, transferred, or disposed of (including transfer by gift or operation of law) except in accordance with this Agreement. Further, the Optionee agrees to make no sale, assignment, transfer or other disposition of all or any portion of the Option or the Shares unless there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or the Optionee has obtained an opinion of counsel satisfactory to the Company that such disposition does not require registration under the Securities Act. The Company may request a copy of any such opinion and, upon such request, the Optionee shall promptly provide such copy to the Company. The Company shall not be required to permit the Optionee’s proposed assignment, transfer or other disposition unless such opinion is satisfactory (in form and substance) to the Company, as determined by the Company in its sole discretion.

(b) Investment Representations. The Optionee hereby represents and warrants to the Company as follows: (i) the Optionee is acquiring the Shares for the Optionee’s own account for investment only, and not for the resale or with a view to the distribution thereof; (ii) the Optionee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Optionee’s investment in the Company and has consulted with the Optionee’s own advisers with respect to the Optionee’s investment in the Company; (iii) the Optionee is an employee or Consultant of the Company or one of its Affiliates and/or the Optionee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such acquisition; (iv) the Optionee can afford a complete loss of the value of the Acquired Shares and is able to bear the economic risk of holding such Shares for an indefinite period; and (v) this Agreement constitutes the legal, valid and binding obligation of the Optionee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Optionee do not and shall not conflict with, violate, or cause a breach of any other agreement, contract or instrument to which the Optionee is a party or any judgment, order or decree to which the Optionee is subject.

12. LOCKUP PROVISION; MARKET STAND-OFF AGREEMENT. The Optionee agrees that he or she will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Stock and ending on the date specified by the Company and the managing underwriter selected by the Company (such period not to exceed 180 days) or, if required by such underwriter and permitted by applicable law, such longer period of time as is necessary to accommodate regulatory restrictions: (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company held immediately prior to the effectiveness of the registration statement; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Stock or other securities of the Company, in cash or otherwise. The underwriters in connection with such registration are intended third party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 12 or that are necessary to give further effect thereto.

13. RIGHTS OF OPTIONEE. The Optionee shall have no rights as a stockholder of the Company with respect to the Option until it is exercised by the Optionee. Subject to this Agreement, upon such exercise, the Optionee shall be considered the record owner of the Acquired Shares and shall be entitled to vote the Acquired Shares and receive any dividends and any other distributions declared and paid by the Company with respect to the Acquired Shares, provided and only to the extent that the Optionee actually holds such Shares as of the applicable record date for any such dividend. The Optionee acknowledges that the Company is under no duty to declare any such dividends or to make any such distributions.

14. CONTINUED EMPLOYMENT. This Agreement shall not be construed to confer upon the Optionee any right to continued employment with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the Optionee’s employment at any time.

15. ADMINISTRATION. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon the Optionee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

16. Plan; ENTIRE AGREEMENT. This Agreement and all rights of the Optionee under this Agreement are subject to all of the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall govern. The Optionee agrees to be bound by the terms of the Plan and this Agreement. The Optionee acknowledges having read and understood the Plan and this Agreement. This Agreement and the Plan constitutes the entire, final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof.

17. TAX WITHHOLDING; TAX ADVICE. As described in Section 13.3 of the Plan, the Company shall have the right to deduct or withhold from any payments made by Company to the Optionee, or to require that the Optionee remit to Company, an amount sufficient to satisfy any federal, state or local taxes of any kind as are required by law to be withheld with respect to the exercise of the Option granted hereunder. The Optionee hereby acknowledges that neither the Company nor any of its representatives has provided to the Optionee any tax-related advice with respect to the matters covered by this Agreement. The Optionee understands and acknowledges that the Optionee is solely responsible for obtaining his or her own tax advice with respect to the matters covered by this Agreement.

18. ADJUSTMENTS. The number of Shares subject to the Option shall be adjusted by the Committee as described in Section 11.1 of the Plan in the event of a change in the Company’s capital structure.

19. AMENDMENT. Except as otherwise provided in the Plan, this Agreement may only be amended with the written approval of the Optionee and the Company. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

20. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without regard to conflict of law principles that would require the application of any other law.

21. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

22. ASSIGNMENT BY COMPANY. The Company’s Right of First Refusal may be assigned in whole or in part to any stockholder(s) of the Company.

23. DISQUALIFYING DISPOSITION; CHARACTERIZATION OF OPTION.

(a) By accepting this Award, the Optionee agrees that he or she shall notify the Company if the Optionee disposes of any Acquired Shares in a “disqualifying disposition” as described in Section 422 of the Code. Such notice must be provided within 15 days following the date of the disqualifying disposition and must include the date or dates of the disposition, the number of Shares subject to the disposition, and the consideration received, if any, for the Shares. Upon request by the Company, the Optionee agrees to forward to the Company the minimum amount necessary to satisfy any federal, state or local taxes as are required by law to be withheld upon the disqualifying disposition. If requested by the Company, the Optionee also agrees to forward to the Company any amounts necessary to satisfy any other applicable taxes or assessments that may be incurred as a result of the disqualifying disposition.

(b) The Options granted hereunder are intended to qualify as “incentive stock options” pursuant to the Code. If, for any reason, this Option (or any portion thereof) does not qualify as an “incentive stock option” under the Code, then, to the extent of such nonqualification, the Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

24. CLAWBACK. Pursuant to Section 10.1 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law, rules of any national securities exchange on which the Stock may be listed, or any policy of the Company. By accepting this Award, Optionee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law, rules of any national securities exchange on which the Stock may be listed, or prescribed by any policy of the Company.

25. SHAREHOLDERS AGREEMENT; RESTRICTIVE COVENANTS; OTHER AGREEMENTS. If requested by the Company, Optionee agrees to be bound by, comply with, and become a party to, any current shareholders agreement or stockholders agreement, voting agreement, investors’ rights agreement, or similar agreement adopted by the Company in the future. Similarly, by signing this Agreement, Optionee consents to the confidentiality, non-competition, non-solicitation and similar provisions set forth in Exhibit B attached hereto.

26. ACCEPTANCE. This Award must be accepted by the Optionee within a period of 30 days after the Grant Date by executing this Agreement. Subject to the Committee’s discretion, if the Award is not accepted within this time period, all Options purported to be granted hereunder will be immediately forfeited.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Optionee has signed this Agreement, in each case as of the day and year first written above.

Set Jet, Inc.

By:
Name:
Its:

Optionee:

By:
Name:

Electronic mail Address:
Home Address:

EXHIBIT A

Vesting Schedule

The Shares subject to the Option shall vest and become exercisable in accordance with the following schedule (assuming the Optionee continues to provide services to the Company as of each date listed below):

●	[insert vesting schedule]

A-1

EXHIBIT B

Restrictive Covenants

In consideration of the Company’s entering into the attached Option Agreement and the Company’s obligations thereunder and other good and valuable consideration and as a condition to the receipt of the Option pursuant to the Option Agreement, and as a necessary measure to protect the legitimate business interests of the Company, by signing the attached Option Agreement, you agree to the following additional terms and conditions:

1. Confidential Information Defined.

1.1 For purposes of this Exhibit B, “Confidential Information” includes, but is not limited to, all Company (or the Company’s affiliated entities, officers, directors, employees, stockholders, representatives or agents hereinafter “Company Group”) information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company Group or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company Group in confidence.

The Optionee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Optionee understands and agrees that Confidential Information includes information developed by the Optionee in the course of his or her employment by the Company as if the Company furnished the same Confidential Information to the Optionee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Optionee; provided that, such disclosure is through no direct or indirect fault of the Optionee or person(s) acting on the Optionee’s behalf.

1.2 Company Creation and Use of Confidential Information; Disclosure and Use Restrictions.

The Optionee understands and acknowledges that the Company Group has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of modular building construction. The Optionee understands and acknowledges that as a result of these efforts, the Company Group has created, and continues to use and create Confidential Information. This Confidential Information provides the Company Group with a competitive advantage over others in the marketplace.

The Optionee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company Group and, in any event, not to anyone outside of the direct employ of the Company Group except as required in the performance of the Optionee’s authorized employment duties to the Company or with the prior consent of the CEO acting on behalf of the Company Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company Group, except as required in the performance of the Optionee’s authorized employment duties to the Company or with the prior consent of CEO acting on behalf of the Company Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Optionee shall promptly provide written notice of any such order to CEO.

1.3 Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Exhibit B:

(i) The Optionee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If the Optionee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Optionee may disclose the Company's trade secrets to the Optionee’s attorney and use the trade secret information in the court proceeding if the Optionee: (A) files any document containing trade secrets under seal; and (B) does not disclose trade secrets, except pursuant to court order.

The Optionee understands and acknowledges that his or her obligations under this Exhibit B with regard to any particular Confidential Information shall commence immediately upon the Optionee first having access to such Confidential Information (whether before or after the Optionee begins employment by the Company) and shall continue during and after his or her employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Optionee’s breach of this Exhibit B or breach by those acting in concert with the Optionee or on the Optionee’s behalf.

2. Restrictive Covenants.

2.1 Acknowledgement. The Optionee understands that the nature of the Optionee’s position gives the Optionee access to and knowledge of Confidential Information and places the Optionee in a position of trust and confidence with the Company Group. The Optionee understands and acknowledges that the intellectual or artistic services the Optionee provides to the Company Group are unique, special, or extraordinary because of the specialty business area and specialized knowledge. The Optionee further understands and acknowledges that the Company Group’s ability to reserve these for the exclusive knowledge and use of the Company Group is of great competitive importance and commercial value to the Company Group, and that improper use or disclosure by the Optionee is likely to result in unfair or unlawful competitive activity.

2.2 Non-Competition. Because of the Company Group’s legitimate business interest as described herein and the good and valuable consideration offered to the Optionee, during the term of employment and for the one (1) year, to run consecutively, beginning on the last day of the Optionee’s employment with the Company, for any reason or no reason and whether employment is terminated at the option of the Optionee or the Company, the Optionee agrees and covenants not to engage in Prohibited Activity within (a) all counties in the States of Nevada; (b) all other states of the United States of America from which the Company derived revenue or conducted business at any time during the term of employment; and (c) any other countries from which the Company derived revenue or conducted business at any time during the term of employment. For purposes of this Section 2, “Prohibited Activity” is activity in which the Optionee contributes his or her knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, employee, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the same or similar business as the Company Group, including those engaged in the business of modular building construction. Prohibited Activity also includes activity that may require or inevitably requires disclosure of trade secrets, proprietary information, or Confidential Information. Nothing herein shall prohibit the Optionee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Optionee is not a controlling person of, or a member of a group that controls, such corporation. This Exhibit B does not, in any way, restrict or impede the Optionee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Optionee shall promptly provide written notice of any such order to the CEO.

2.3 Non-Solicitation of Employees. The Optionee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company Group for one (1) year, to run consecutively, beginning on the last day of the Optionee's employment with the Company.

2.4 Non-Solicitation of Customers. The Optionee understands and acknowledges that because of the Optionee's experience with and relationship to the Company Group, he will have access to and learn about much or all of the Company Group’s customer information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales or services. The Optionee understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm. The Optionee agrees and covenants, for one (1) year, to run consecutively, beginning on the last day of the Optionee’s employment with the Company, not to directly or indirectly solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact, or meet with the Company’s current, former or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.

3. Non-Disparagement. The Optionee agrees and covenants that the Optionee will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company Group or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties. This Exhibit B does not, in any way, restrict or impede the Optionee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Optionee shall promptly provide written notice of any such order to the CEO.

4. Acknowledgement. The Optionee acknowledges and agrees that the services to be rendered by the Optionee to the Company are of a special and unique character; that the Optionee will obtain knowledge and skill relevant to the Company’s industry, methods of doing business and marketing strategies by virtue of the Optionee’s employment; and that the restrictive covenants and other terms and conditions of this Exhibit B are reasonable and reasonably necessary to protect the legitimate business interest of the Company Group.

5. Remedies. In the event of a breach or threatened breach by the Optionee of this Exhibit B, the Optionee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

6. Proprietary Rights.

6.1 Work Product. The Optionee acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by the Optionee individually or jointly with others during the period of his or her employment by the Company and relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by the Optionee for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to US and foreign (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company.

For purposes of this Exhibit B, Work Product also includes, but is not limited to, Company Group information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, client information, customer lists, client lists, manufacturing information, marketing information, advertising information, and sales information.

6.2 Work Made for Hire; Assignment. The Optionee acknowledges that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, the Optionee hereby irrevocably assigns to the Company, for no additional consideration, the Optionee's entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Exhibit B shall be construed to reduce or limit the Company's rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Exhibit B.

6.3 Further Assurances; Power of Attorney. During and after his or her employment, the Optionee agrees to reasonably cooperate with the Company to (a) apply for, obtain, perfect, and transfer to the Company the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. The Optionee hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on the Optionee's behalf in his or her name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Optionee does not promptly cooperate with the Company's request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Optionee's subsequent incapacity.

6.4 No License. The Optionee understands that this Exhibit B does not, and shall not be construed to, grant the Optionee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to the Optionee by the Company.

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